Exhibit A-21

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “FOOD BASICS, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWENTY-SEVENTH DAY OF JUNE, A.D. 2001, AT 9 O’CLOCK A.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE NINTH DAY OF JANUARY, A.D. 2003, AT 9 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “FOOD BASICS, INC.”.

	/s/ Jeffrey W. Bullock
	Jeffrey W. Bullock, Secretary of State
3408929 8100H	AUTHENTICATION:	8418725
101175324	DATE:	12-10-10
You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF INCORPORATION

OF

FOOD BASICS, INC.

FIRST. The name of this corporation shall be:

FOOD BASICS, INC.

SECOND. Its registered office in the State of Delaware is to be located at 2711 Centerville Road Suite 400 in the City of Wilmington, County of New Castle and its registered agent at such address is CORPORATION SERVICE COMPANY

THIRD. The purpose or purposes of the corporation shall be:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH. The total number of shares of stock which this corporation is authorized to issue is:

One Hundred (100) Shares With A Par Value Of Ten Cents ($.10) Per Share

FIFTH. The name and address of the incorporator is as follows:

Tracy Manganelli Corporation Service Company 2711 Centerville Road Suite 400 Wilmington, DE 19808

SIXTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

SEVENTH. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this 27th day of June, 2001.

/s/ Tracy Manganelli
Tracy Manganelli
Incorporator

CERTIFICATE OF CHANGE

OF

REGISTERED OFFICE/AGENT

OF

FOOD BASICS, INC.

FOOD BASICS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: The name of the corporation is: FOOD BASICS, INC.

TWO:	That a meeting of the Board of Directors of FOOD BASICS, INC., said change was duly adopted in accordance with the provisions of Sections 133 and 102 of the General Corporation Law of the State of Delaware, resolutions were duly adopted setting forth a proposed change of the Certificate of Incorporation of said corporation, declaring said change to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed change is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be change by changing the present registered agent/office by changing article TWO as follows:

From

TWO: Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Ste 400, Wilmington, DE 19808 and its registered agent at such address is: United States Corporation Company.

To

TWO: Its registered office in the State of Delaware is to be located at: 15 East North Street, in the City of Dover, County of Kent, DE 19901 and its registered agent at such address is: XL CORPORATE SERVICES, INC.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by Jose Mojica its President 18th day of December, 2002

/s/ Jose Mojica
By:	Jose Mojica
President